UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Commission File Number 1-15106	Commission File Number 333-14168

PETRÓLEO BRASILEIRO S.A. – PETROBRAS (Exact name of registrant as specified in its charter) BRAZILIAN PETROLEUM CORPORATION — PETROBRAS (Translation of registrant’s name into English)	PETROBRAS INTERNATIONAL FINANCE COMPANY (Exact name of registrant as specified in its charter) Not Applicable (Translation of registrant’s name into English)

FEDERATIVE REPUBLIC OF BRAZIL (Jurisdiction of Incorporation or Organization)	CAYMAN ISLANDS (Jurisdiction of Incorporation or Organization)

Avenida República do Chile, 65 20035-900 — Rio de Janeiro — RJ, Brazil (55-21) 3224-4477 (Address of principal executive offices)	4th Floor, Harbour Place 103 South Church Street P.O. Box 1034GT — BWI George Town, Grand Cayman Cayman Islands (Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file numbers to which this form relates: 333-163665-01
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
3.875% Global Notes due 2016	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of class)

Item 1. Description of Registrants’ Securities to be Registered.
     For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 8 through 23 of Petrobras International Finance Company’s (the “Company” or “PifCo”) Prospectus dated December 11, 2009 (Registration Statement No. 333-163665-01), as supplemented by the information under the headings “Risk Factors—Risks Relating to PifCo’s Debt Securities” and “Description of the Notes” on pages S-15 through S-16 and S-20 through S-31, respectively, of the Company’s related Prospectus Supplement, dated January 20, 2011, which information is incorporated herein by reference and made part of this registration statement in its entirety.
Item 2. Exhibits.
     99 (A). Prospectus, dated December 11, 2009, and Prospectus Supplement, dated January 20, 2011, incorporated by reference to the Company’s filing under Rule 424(b)(2), dated January 21, 2011.
     99 (B). Form of 3.875% Global Note due 2016 incorporated by reference to Exhibit 4.3 of the Report on Form 6-K of the Company filed on January 27, 2011.
     99 (C). Indenture among the Company and The Bank of New York Mellon (the “Trustee”) dated as of December 15, 2006, incorporated by reference to Exhibit 4.8 of the Registration Statement on Form F-3 of the Company filed on December 11, 2009 (Registration No. 333-163665-01).
     99 (D). Fifth Supplemental Indenture among the Company, Petróleo Brasileiro S.A.—Petrobras (“Petrobras”) and the Trustee, dated as of January 27, 2011, incorporated by reference to Exhibit 4.2 of the Report on Form 6-K of the Company filed on January 27, 2011.
     99 (E). Guaranty for the 2016 Notes among Petrobras and the Trustee, dated as of January 27, 2011, incorporated by reference to Exhibit 4.1 of the Report on Form 6-K of the Company filed on January 27, 2011.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

PETRÓLEO BRASILEIRO S.A. — PETROBRAS (Registrant)
By:	/s/ Almir Guilherme Barbassa
	Name:	Almir Guilherme Barbassa
	Title:	Chief Financial Officer and Chief Investor Relations Officer

By:	/s/ Guilherme de Oliveira Estrella
	Name:	Guilherme de Oliveira Estrella
	Title:	Chief Exploration and Production Officer

PETROBRAS INTERNATIONAL FINANCE COMPANY (Registrant)
By:	/s/ Sérvio Túlio da Rosa Tinoco
	Name:	Sérvio Túlio da Rosa Tinoco
	Title:	Chief Financial Officer

By:	/s/ Daniel Lima de Oliveira
	Name:	Daniel Lima de Oliveira
	Title:	Chief Executive Officer

Date: January 27, 2011

INDEX TO EXHIBITS

Exhibit No.	Exhibit
99 (A).	Prospectus, dated December 11, 2009, and Prospectus Supplement, dated January 20, 2011, incorporated by reference to the Company’s filing under Rule 424(b)(2), dated January 21, 2011.

99 (B).	Form of 3.875% Global Note due 2016 incorporated by reference to Exhibit 4.3 of the Report on Form 6-K of the Company filed on January 27, 2011.

99 (C).	Indenture among the Company and the Trustee dated as of December 15, 2006, incorporated by reference to Exhibit 4.8 of the Registration Statement on Form F-3 of the Company filed on December 11, 2009 (Registration No. 333-163665-01).

99 (D).	Fifth Supplemental Indenture among the Company, Petrobras and the Trustee, dated as of January 27, 2011, incorporated by reference to Exhibit 4.2 of the Report on Form 6-K of the Company filed on January 27, 2011.

99 (E).	Guaranty for the 2016 Notes among Petrobras and the Trustee, dated as of January 27, 2011, incorporated by reference to Exhibit 4.1 of the Report on Form 6-K of the Company filed on January 27, 2011.

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